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                                                                      Exhibit 21


                              List of Subsidiaries

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

MEMC Japan, Ltd.                                   Japan

MEMC Electronic Materials France SARL              France

MEMC Electronic Materials GmbH                     Germany

MEMC Electronic Materials, S.p.A.                  Italy

MEMC Electronic Materials UK Ltd.                  United Kingdom

MEMC Electronic Materials, SDN BHD                 Malaysia

MEMC Electronic Materials Sales, SDN BHD           Malaysia

MEMC Kulim Electronic Materials, SDN BHD           Malaysia

  F*:  POSCO HULS Co., Ltd.                        South Korea

  F*:  Taisil Electronic Materials Corporation     Taiwan

SiBond, L.L.C.                                     Delaware

MEMC Southwest Inc.                                Delaware

MEMC Pasadena, Inc.                                Delaware

MEMC Foreign Sales Corp., Inc.                     Barbados

MEMC International, Inc.                           Delaware

PlasmaSil, L.L.C.                                  Delaware


[FN]
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F*: The  inclusion of these  entities on this Exhibit 21 does not  constitute an admission by the Company that the Company "controls" these entities for purposes of the Federal Securities laws.
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